UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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KESTREL GROUP LTD
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT TO DEFINITIVE PROXY STATEMENT
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 10, 2026

On April 24, 2026, Kestrel Group Ltd (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Proxy Statement”) relating to the Company’s 2026 Annual General Meeting of Shareholders (the “Annual General Meeting”) to be held on Wednesday, June 10, 2026, commencing at 3:00 p.m. (Atlantic Daylight Time). As previously disclosed, the Board of Directors of the Company fixed the close of business on April 15, 2026 as the record date (the “Record Date”) for determining shareholders entitled to notice of, and to vote at, the Annual General Meeting and at any adjournment(s) or postponement(s) thereof.
In the Proxy Statement, the Company inadvertently reported an incorrect number of the Company’s common shares, par value $0.01 per share (“Common Shares”), outstanding as of the Record Date. The correct number of Common Shares outstanding as of the Record Date is 8,479,673 (not 9,182,352 Common Shares issued and outstanding as reported in the Proxy Statement).
The Company is providing this proxy statement supplement (this “Supplement”) solely to correct the number of Common Shares outstanding as of the Record Date, which appears on pages 1, 4 and 5 of the Proxy Statement (the “Number Correction”) and to reflect the Number Correction’s effect on the percentages of ownership of Common Shares outstanding for directors, named executive officers and 5% shareholders reported in the tables on pages 4 and 5 of the Proxy Statement (the “Beneficial Ownership Tables”).
The revised Beneficial Ownership Tables, which incorporate the Number Correction, are shown on the following two pages.
This Supplement does not change the proposals to be acted upon at the Annual General Meeting, which are described in the Proxy Statement. Except as specifically supplemented by the information contained in this Supplement, the information set forth in the Proxy Statement continues to apply and should be considered in voting your shares. If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING TO BE HELD ON JUNE 10, 2026:

This Supplement, the Proxy Statement, the Company’s official Notice of Annual General Meeting of Shareholders and the Company’s 2025 Annual Report are available at https://kestrelgroup.com/agm-materials.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to the beneficial ownership of our Common Shares by each person or group known by us to own more than 5% of our Common Shares. The percentages of beneficial ownership in the table below are based on 8,479,673 Common Shares issued and outstanding as of April 15, 2026 (which includes 655,643 restricted shares and excludes 2,237,534 Common Shares held by Maiden Reinsurance Ltd.).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Terry Ledbetter 300 300 Camp Craft Road, Suite 550 Austin, TX 78746	1,038,921	(1)	12.3%
Bradford Luke Ledbetter 300 Camp Craft Road, Suite 550 Austin, TX 78746	1,038,921	(2)	12.3%
AmTrust Financial Services, Inc. 59 Maiden Lane, New York, NY 10038	776,040	(3)	9.2%
Maiden Reinsurance Ltd. 159 Bank Street, 4th Floor, Burlington, VT 05401	2,237,534	(4)	26.4%
Talkot Capital, LLC 30 Liberty Ship Way, Suite 3110, Sausalito, CA 94965	789,472	(5)	9.3%

1.Based on Amendment No. 1 to Schedule 13D jointly filed with the SEC on March 20, 2026, by Terry Lee Ledbetter, Reta Laurie Ledbetter, and the Terry Lee Ledbetter and Reta Laurie Ledbetter 2000 Revocable Trust. Terry Lee Ledbetter beneficially owns Common Shares directly and, together with Reta Laurie Ledbetter, through his or her role as co-trustee of Terry Lee Ledbetter and Reta Laurie Ledbetter 2000 Revocable Trust. The address for the Reporting Persons is 300 Camp Craft Road, Suite 550 Austin, TX 78746.

2.Based on Amendment No. 1 to Schedule 13D jointly filed with the SEC on March 20, 2026, by Bradford Luke Ledbetter, the Bradford Luke Ledbetter 2006 Grantor Trust No. 2 and Shari Ann Ledbetter Irrevocable 2019 Trust. Bradford Luke Ledbetter beneficially owns common shares directly and through his role as trustee of each of the Bradford Luke Ledbetter 2006 Grantor Trust No. 2 and the Shari Ann Ledbetter Irrevocable 2019 Trust. The address for the Reporting Persons is 300 Camp Craft Road, Suite 550 Austin, TX 78746.

3.Based on Schedule 13D jointly filed with the SEC on May 30, 2025, by each of the following persons pursuant to Rule 13d-1(k) promulgated by the SEC pursuant to Section 13 of the Securities Exchange Act of 1934, as amended: AmTrust Financial Services, Inc. ("AmTrust"), Mr. Barry D. Zyskind, Mr. George Karfunkel and Ms. Leah Karfunkel. The individual reporting persons may be deemed to share beneficial ownership of such shares by virtue of their positions or interests in AmTrust. Each such individual disclaims beneficial ownership of the shares held by AmTrust except to the extent of any pecuniary interest therein. The address of each Reporting Person is c/o AmTrust Financial Services, Inc., 59 Maiden Lane, 43rd Floor, New York, NY 10038.

4.Maiden Reinsurance Ltd.is a wholly-owned subsidiary of the Company, these shares are held as Treasury shares and are not counted in the issued and outstanding shares.

5.Based on Schedule 13G filed with the SEC on February 12, 2026. Talkot Capital, LLC, as investment adviser, filed on behalf of these other Reporting Persons: Talkot Fund, L.P., Talkot Capital, LLC, Thomas B. Akin, James H. Akin Trust, Karen Hochster Akin, Blair Spencer Akin, Willa Reyes and Akin Family Foundation. The principal business office for Talkot Capital, LLC is 30 Liberty Ship Way, Suite 3110, Sausalito, CA 94965.

SECURITY OWNERSHIP OF MANAGEMENT
Set forth below is information concerning the beneficial ownership of our Common Shares by each director, by our executive officers named in the Summary Compensation Table below and by all our directors and executive officers as a group as of April 15, 2026. For purposes of the table below, the amounts and percentage of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has shares with “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security.
The percentages of beneficial ownership in the table below are based on 8,479,673 Common Shares issued and outstanding as of April 15, 2026 (which includes 655,643 restricted shares and excludes 2,237,534 Common Shares held by Maiden Reinsurance Ltd.), together with options to purchase Common Shares outstanding which are fully vested at April 15, 2026.

Name of Beneficial Owner**	Amount & Nature of Beneficial Ownership		Percent of Class(1)
Terry Ledbetter	1,038,921	(2)	12.3%
Luke Ledbetter	1,038,921	(3)	12.3%
Patrick Haveron	270,214	(4)	3.2%
Joseph Brecher	7,837	(5)	*
Erik Cohen	2,337	(6)	*
Michael Hotchkiss	2,337	(7)	*
Steven Nigro	16,637	(8)	*
Jeffrey Weissmann	2,337	(9)	*
All executive officers and directors as a group (8 persons)	2,379,541		28.1%
*    Less than one percent.
**    The address of each beneficial owner listed in the table is c/o Kestrel Group Ltd, 11 Bermudiana Road, Suite 1141, Hamilton HM 08, Bermuda.

(1)Based on 8,479,673 Common Shares outstanding at April 15, 2026 and shares owned by the beneficial owner includes shares that the beneficial owner has the right to acquire within 60 days of April 15, 2026 upon exercise of share options.
(2)The amount shown above includes 113,390 unvested restricted shares that were issued to Mr. Terry Lee Ledbetter on March 18, 2026 in two separate awards: (1) 48,596 restricted Common Shares that vest in substantially equal installments on the first three anniversaries of the date of grant and (2) 97,192 restricted Common Shares that vest in substantially equal installments with the first installment vested on the date of grant and the remaining installments vesting on the first two anniversaries of the date of grant. On March 18, 2026, in connection with the vesting of 32,398 restricted Common Shares, 12,749 Common Shares were withheld by the Issuer to satisfy tax withholding obligations due upon settlement of such restricted Common Shares.
(3)The amount shown above includes 113,390 unvested restricted shares that were issued to Mr. Bradford Luke Ledbetter on March 18, 2026 in two separate awards: (1) 48,596 restricted Common Shares that vest in substantially equal installments on the first three anniversaries of the date of grant and (2) 97,192 restricted Common Shares that vest in substantially equal installments with the first installment vested on the date of grant and the remaining installments vesting on the first two anniversaries of the date of grant. On March 18, 2026, in connection with the vesting of 32,398 restricted Common Shares, 12,749 Common Shares were withheld by the Issuer to satisfy tax withholding obligations due upon settlement of such restricted Common Shares.
(4)The amount shown above includes 113,390 unvested restricted shares that were issued to Mr. Haveron on March 18, 2026 in two separate awards: (1) 48,596 restricted Common Shares that vest in substantially equal installments on the first three anniversaries of the date of grant and (2) 97,192 restricted Common Shares that vest in substantially equal installments with the first installment vested on the date of grant and the remaining installments vesting on the first two anniversaries of the date of grant. On March 18, 2026, in connection with the vesting of 32,398 restricted Common Shares, 12,749 Common Shares were withheld by the Issuer to satisfy tax withholding obligations due upon settlement of such restricted Common Shares.
(5)The amount shown above includes 2,337 restricted shares that were issued on September 5, 2025 under the 2025 Equity Incentive Plan (the "Kestrel Group Plan") that will fully vest on September 5, 2026, which Mr. Brecher has the ability to vote, but is restricted from transferring until the vesting date.

(6)The amount shown above includes 2,337 restricted shares that were issued on September 5, 2025 under the Kestrel Group Plan that will fully vest on September 5, 2026, all of which Mr. Cohen has the ability to vote, but is restricted from transferring until the vesting date.
(7)The amount shown above includes 2,337 restricted shares that were issued on September 5, 2025 under the Kestrel Group Plan that will fully vest on September 5, 2026, which Mr. Hotchkiss has the ability to vote, but is restricted from transferring until the vesting date.
(8)The amount shown above includes vested options to acquire 300 Common Shares granted to Mr. Nigro on June 1, 2016.In connection with the Combination (as described in Information about the Director Nominees below), each Maiden option that was outstanding immediately prior to the closing of the Combination was automatically converted into an option to purchase a number of Kestrel Group common shares equal to one-twentieth of the Maiden shares subject to the Maiden option (rounded down to the nearest whole share), with an exercise price determined by dividing the exercise price of such Maiden option by 0.05 (rounded up to the nearest whole cent). The Kestrel Group option as converted otherwise has substantially the same terms and conditions, including vesting schedule, as applied to such Maiden option immediately prior to the closing of the Combination. The amount shown above also includes 2,337 restricted shares that were issued on September 5, 2025 under the Kestrel Group Plan that will fully vest on September 5, 2026, which Mr. Nigro has the ability to vote, but is restricted from transferring until the vesting date
(9)The amount shown above includes 2,337 restricted shares that were issued on September 5, 2025 under the Kestrel Group Plan that will fully vest on September 5, 2026, all of which Mr. Weissmann has the ability to vote, but is restricted from transferring until the vesting date.